Exhibit 10.24

Page 1 of 1 Cirrus Aircraft Change Request Purchaser: Flewber, Inc Main Address: 1411 Broadway, 38th Floor New York, NY 10018 United States Serial Number: Registration: Order Date: Mobile Phone: Email: 0209 N619GK 04/03/2023 (917) 337 - 7774 marc@flewber.com This Change Request to the Aircraft Order is herewith submitted for Cirrus Aircraft review and approval . If approved, it will be made a supplement of and is made a part of the above - referenced Order and shall in no way void or nullify any provision thereof except to the extent specified below and attested to by the signatures of both parties to the original Order . Agreed to and effective this day: 4/14/23 Seller: Cirrus Aircraft By: Date Signed: Name: Boni Caldeira Title: Vice President, Aircraft Sales Purchaser: Flewber, Inc By: Date Signed: 4/15/2023 | 6:02:47 PM PDT Name: Marc Sellouk Title: President 1. Initial Deposit Cirrus Aircraft agrees to extend the $100,000 initial deposit deadline date referenced in Section 3 of the Aircraft Purchase Agreement to now be due on or before 4/21/23 . 2. Failure to Perform and Damages Paragraph 5 of the Cirrus Vision Jet SF50 Cirrus Certified Aircraft Purchase Agreement (the "Agreement") shall be amended in its entirety to read as follows: "Closing and delivery shall take place in Knoxville, TN on or before June 14, 2023, or some other date mutually agreed between the parties. At Closing Seller shall provide all document(s) necessary or require to convey a clear, free and marketable title, clear of any and all liens and encumbrances, to the Aircraft and with Purchaser making a payment in full to the Seller for the Aircraft and executing the Delivery Receipt for the Aircraft. "If the Purchaser fails to close for any reason, not the fault of Seller, then Seller's sole and exclusive remedy, shall be to terminate this Agreement, upon at least five (5) business days' prior written notice to Purchaser, and Seller may retain the $100,000 as liquidated damages and not a penalty. The parties shall, thereafter, have no further rights or obligations to each other under this Agreement." "If Seller fails to close for any reason not the fault of Purchaser, on or before June 14, 2023, or some other date mutually agreed to by the parties, then Purchaser's sole and exclusive remedy shall be to terminate this Agreement, upon at least five (5) business days' prior written notice to Seller, and receive a refund of all payments previously made by Purchaser to Seller under this Agreement. Within ten (10) business days after receipt of such termination notice from Purchaser, Seller shall remit to Purchaser a refund of all such payments." "PURCHASER AND SELLER EACH AGREE THAT ITS SOLE REMEDY FOR ANY FAILURE OF THE OTHER TO PERFORM ANY PART OF THIS AGREEMENT OR ANY OTHER PURCHASER OR SELLER DEFAULT IS LIMITED TO THE REMEDIES DESCRIBED ABOVE AND IN NO EVENT SHALL EITHER OF THEM BE ENTITLED TO ANY DIRECT, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES INCLUDING, WITHOUT LIMITATION, ANY CLAIMED LOST PROFITS, LOST REVENUES, OR LOSS OF USE OF THE AIRCRAFT." DocuSign Envelope ID: 19E2BE4F - B6C9 - 49E2 - A125 - 8361FC80D58C DocuSign Envelope ID: A6C200BA - AE0C - 41EA - A50A - C725F2E3AD48 4/17/2023 | 11:21:29 AM CDT